Exhibit 99.1

BEACON APPOINTS FRANK A. LONEGRO

AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

HERNDON, Va.—(BUSINESS WIRE)—April 15, 2020—Beacon (Nasdaq: BECN) (the “Company”) announced today the appointment of Frank A. Lonegro as Executive Vice President and Chief Financial Officer. Mr. Lonegro will join Beacon on April 20, 2020 and assume his role as Chief Financial Officer on or about May 15, 2020 as current Chief Financial Officer Joseph Nowicki transitions his duties.

Prior to joining Beacon, Mr. Lonegro had a long and distinguished career at CSX Corporation (Nasdaq: CSX), a $12 billion Fortune 500 transportation company, where he served for nineteen years, culminating as Executive Vice President and Chief Financial Officer from 2015-2019. Mr. Lonegro’s career at CSX entailed a unique blend of cross-functional experience, combining financial, operational and functional executive leadership roles. As CFO, he helped lead transformative operational changes yielding substantial productivity savings and markedly improved operating margins which led to significant shareholder value creation. Prior to his role as CFO, Mr. Lonegro delivered strong results in key leadership roles of increasing responsibility across operations, service, information technology and internal audit. Prior to joining CSX, Mr. Lonegro practiced law for seven years, focusing on complex commercial litigation, loan workouts and business transactions. Mr. Lonegro earned a bachelor’s degree from Duke University, a law degree from the University of Florida and a master’s degree in business administration from the University of Florida. He will be relocating with his family to the Virginia area.

“I am extremely pleased to welcome Frank to the Beacon team,” said Julian Francis, President and CEO of Beacon. “Frank possesses deep strategic and financial acumen and a unique blend of executive, functional and operational experience that will strengthen Beacon as we enter our next phase of growth and deliver improved operational performance and shareholder value. The breadth of Frank’s logistics knowledge from the transportation industry will be a valuable asset as we optimize Beacon’s 500+ branch service network to best serve our customers.”

Mr. Lonegro added: “I am very excited to join Beacon which is recognized as a building products industry leader in growth, innovation and service. I am eager to become part of such an experienced and reputable leadership team as we work together to deliver on the organic growth and margin enhancement strategies that are creating a new trajectory for the company.”

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, the impact of the COVID‑19 pandemic on the construction sector, in general, and the financial position and operating results of our Company, in particular, which cannot be predicted and could change rapidly, and those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly-traded distributor of residential and commercial building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in

Canada. Beacon serves an extensive base of over 110,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon Pro+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com.

CONTACT:

Jennifer Lewis, VP Communications & CSR

Jennifer.lewis@becn.com

571-752-1048